Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

LOGILITY SUPPLY CHAIN SOLUTIONS, INC.

Article 1:
Corporate Offices

Section 1.1          Offices.

In addition to the corporation’s registered office set forth in the articles of incorporation, the Board of Directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

Article 2:
Meetings of Shareholders

Section 2.1          Place of Meetings.

Meetings of shareholders may be held at any place, either within or without the state of Georgia, as may be designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of shareholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 14-2-708 of the Georgia Business Corporation Code. In the absence of any such designation or determination, shareholders’ meetings will be held at the principal place of business of the corporation.

Section 2.2          Annual Meeting.

Unless directors are elected by written consent in lieu of an annual meeting as permitted by Section 14-2-821 of the Georgia Business Corporation Code, an annual meeting of shareholders shall be held for the election of directors on a date and at a time designated by resolution of the Board of Directors from time to time. Shareholders may, unless the articles of incorporation otherwise provides, act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Any other proper business may be transacted at the annual meeting.

Section 2.3          Special Meeting.

Special meetings of the shareholders may be called at any time by the Board of Directors, the chairperson of the Board of Directors, the chief executive officer or the president. Additionally, special meetings may be called by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at such special meeting.

If a special meeting is called by any person or persons other than the Board of Directors, the chairperson of the Board of Directors, the chief executive officer or the president, the request for such special meeting shall be in writing, specifying the time of such special meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by email, fax, or other facsimile or electronic transmission to the chairperson of the Board of Directors, the chief executive officer, the president or the secretary of the corporation. No business may be transacted at such special meeting otherwise than as specified in such request. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote at such special meeting, in accordance with the provisions of Section 2.4 and Section 2.5 below, that a special meeting shall be held at the time requested by the person or persons calling the special meeting, not less than 35 nor more than 60 days after the receipt of the request. If such notice is not given within 20 days after the receipt of the request, the person or persons calling the special meeting may give the notice. Nothing contained in this paragraph shall be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

Section 2.4          Notice of Shareholders’ Meetings.

Unless otherwise provided by law, all notices of meetings with shareholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 below not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting as of the record date for determining the shareholders entitled to notice of the meeting. The notice shall specify the place (if any), date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the special meeting is called.

Section 2.5          Manner of Giving Notice; Affidavit of Notice.

Written notice of any meeting of shareholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the shareholders at such shareholder’s address as it appears on the records of the corporation. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders may be given by email or other electronic transmission, in the manner provided in Section 14-3-141 of the Georgia Business Corporation Code. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.6          Quorum.

The holders of a majority of the shares issued and outstanding and entitled to vote at a meeting of shareholders, who are present in person or represented by proxy, shall constitute a quorum at such meeting for the transaction of business except as otherwise provided by the Georgia Business Corporation Code or by the articles of incorporation. If, however, such quorum is not present or represented at such meeting, then either (a) the chairperson of the meeting or (b) holders of a majority of the shares of stock entitled to vote at the meeting, who are present in person or represented by proxy, shall have the power to adjourn the meeting to another place (if any), date or time.

Section 2.7          Adjourned Meeting; Notice.

Unless these amended and restated bylaws otherwise require, when a meeting of shareholders is adjourned to another place (if any), date or time (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place (if any), date and time thereof and the means of remote communications (if any) by which shareholders and proxyholders may be deemed to be present and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable shareholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the place (if any), date and time of the adjourned meeting and the means of remote communications (if any) by which shareholders and proxyholders may be deemed to be present and vote at such adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 2.8          Organization; Conduct of Business.

Such person as the Board of Directors may have designated or, in the absence of such a person, the chief executive officer, or in the chief executive officer’s absence, the president or, in the president’s absence, such person as may be chosen by the holders of a majority of the shares entitled to vote at the meeting, who are present in person or represented by proxy, shall call to order any meeting of the shareholders and act as chairperson of the meeting. In the absence of the secretary of the corporation, the secretary of the meeting shall be such person as the chairperson of the meeting appoints.

The chairperson of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business. The date and time of opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

Section 2.9          Voting.

The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.12 below.

Except as may be otherwise provided in the articles of incorporation, each shareholder shall be entitled to one vote for each share of capital stock held by such shareholder. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively. At any time that, pursuant to the then-effective articles of incorporation, any shares of stock have more or less than one vote per share on any matter, every reference in these amended and restated bylaws to a majority or other proportion of the shares shall refer to a majority or other proportion of the votes of the shares, subject to the provisions of Section 14-721 of the Georgia Business Corporation Code (relating to voting rights of the fiduciaries).

Section 2.10         Waiver of Notice.

Whenever notice is required to be given under any provision of the Georgia Business Corporation Code, the articles of incorporation or these amended and restated bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by email or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice, or any waiver of notice by electronic transmission, unless so required by the articles of incorporation or these amended and restated bylaws.

Section 2.11         Shareholder Action by Written Consent Without a Meeting.

Unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action that may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is (a) signed by the holders of issued and outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (b) delivered to the corporation in accordance with Section 14-2-704 of the Georgia Business Corporation Code.

No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the first date a written consent is delivered to the corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner prescribed in this Section 2.11. An email or other electronic transmission consenting to an action to be taken and transmitted by a shareholder or proxyholder, or by a person or persons authorized to act for a shareholder or proxyholder, shall be deemed to be written and signed for purposes of this Section 2.11 to the extent permitted by law. Any such consent shall be delivered in accordance with Section 14-2-704 of the Georgia Business Corporation Code.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing (including by email or other electronic transmission as permitted by law). If the action that is consented to is such as would have required the filing of a certificate under any section of the Georgia Business Corporation Code if such action had been voted on by shareholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of shareholders, that written consent has been given as provided in Section 14-2-704 of the Georgia Business Corporation Code.

Section 2.12         Record Date for Shareholder Notice; Voting; Giving Consents.

(a)         In order that the corporation may determine the shareholders entitled to notice of any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of shareholders entitled to notice of any meeting of shareholders or any adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting and, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the shareholders entitled to vote at such meeting, the record date for determining the shareholders entitled to notice of such meeting shall also be the record date for determining the shareholders entitled to vote at such meeting; (2) in the case of determination of shareholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than 60 days prior to such other action.

(b)         If the Board of Directors does not so fix a record date: (1) the record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)       A determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of shareholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of shareholders entitled to vote in accordance with the foregoing provisions of this Section 2.12 at the adjourned meeting.

Section 2.13         Proxies.

Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by an instrument in writing or by an electronic transmission permitted by law filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, facsimile, electronic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 14-2-722 of the Georgia Business Corporation Code.

Article 3:
Directors

Section 3.1          Powers.

Subject to the provisions of the Georgia Business Corporation Code and any limitations in the articles of incorporation or these amended and restated bylaws relating to action required to be approved by the shareholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. At any time that, pursuant to the then-effective articles of incorporation, any director has more or less than one vote per director on any matter, every reference in these amended and restated bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

Section 3.2          Number of Directors.

The number of directors constituting the entire Board of Directors is two. This number may be changed by a resolution of the Board of Directors or of the shareholders, subject to Section 3.4 below. No reduction of the authorized number of directors shall have the effect of removing any director before such director’s term of office expires.

Section 3.3          Election, Qualification and Term of Office of Directors.

Except as provided in Section 3.4 below, and unless otherwise provided in the articles of incorporation, directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Directors need not be shareholders unless so required by the articles of incorporation or these amended and restated bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal.

Unless otherwise specified in the articles of incorporation, elections of directors need not be by written ballot.

Section 3.4          Resignation and Vacancies.

Any director may resign at any time upon written notice to the attention of the secretary of the corporation. Notwithstanding the provisions of Section 14-2-810 of the Georgia Business Corporation Code, any vacancy or newly created directorship may be filled by a majority of the directors then in office (including any directors that have tendered a resignation effective at a future date), though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced; provided, however, that where such vacancy or newly created directorship occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board of Directors’ action to fill such vacancy or newly created directorship by (i) voting for their own designee to fill such vacancy or newly created directorship at a meeting of the shareholders or (ii) written consent, if the consenting shareholders hold a sufficient number of shares to elect their designee at a meeting of the shareholders.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any shareholder or an executor, administrator, trustee or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders in accordance with the provisions of the articles of incorporation or these amended and restated bylaws, or may apply to the Georgia Statewide Business Court for a decree summarily ordering an election as provided in Section 14-2-703 of the Georgia Business Corporation Code.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Georgia Statewide Business Court may, upon application of any shareholder or shareholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 14-2-703 of the Georgia Business Corporation Code as far as applicable.

Section 3.5          Place of Meetings; Meetings by Telephone.

The Board of Directors of the corporation may hold meetings, both regular and special, either within or outside the state of Georgia.

Unless otherwise restricted by the articles of incorporation or these amended and restated bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.6          Regular Meetings.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 3.7          Special Meetings; Notice.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the Board of Directors, the chief executive officer, the president, the secretary or any two directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, facsimile or electronic transmission, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by facsimile or electronic transmission, it shall be delivered at least 24 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting. The notice need not specify the place of the meeting, if the meeting is to be held at the principal executive office of the corporation. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.8          Quorum.

At all meetings of the Board of Directors, a majority of the total number of duly elected directors then in office (but in no case less than 1/3 of the total number of authorized directors) shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.9          Waiver of Notice.

Whenever notice is required to be given under any provision of the Georgia Business Corporation Code or of the articles of incorporation or these amended and restated bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by email or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or any committee thereof, need be specified in any written waiver of notice, or any waiver of notice by electronic transmission, unless so required by the articles of incorporation or these amended and restated bylaws.

Section 3.10        Board Action by Written Consent Without a Meeting.

Unless otherwise restricted by the articles of incorporation or these amended and restated bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of the committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 3.11        Fees and Compensation of Directors.

Unless otherwise restricted by the articles of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.12        Approval of Loans to Officers.

The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this Section 3.12 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

Section 3.13        Removal of Directors.

Unless otherwise restricted by statute, by the articles of incorporation or by these bylaws, any director or the entire Board of Directors may be removed, with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of shareholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent; provided, however, that if the shareholders of the corporation are entitled to cumulative voting, if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire Board of Directors.

Section 3.14         Chairperson of the Board of Directors.

The corporation may also have, at the discretion of the Board of Directors, a chairperson of the Board of Directors who shall not be considered an officer of the corporation.

Article 4:
Committees

Section 4.1          Committees of Directors.

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority of the Board of Directors in reference to the following matters: (a) approving or adopting, or recommending to the shareholders, any action or matter expressly required by the Georgia Business Corporation Code to be submitted to shareholders for approval or (b) adopting, amending or repealing any bylaw of the corporation.

Section 4.2          Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 4.3          Meetings and Action of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 3.5 (Place of Meetings; Meetings by Telephone), Section 3.6 (Regular Meetings), Section 3.7 (Special Meetings’ Notice), Section 3.8 (Quorum), Section 3.9 (Waiver of Notice), and Section 3.10 (Board Action by Written Consent Without a Meeting) above, with such changes in the context of such provisions as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these bylaws.

Article 5:
Officers

Section 5.1          Officers.

The officers of the corporation shall be a chief executive officer, chief financial officer and a secretary. The corporation may also have, at the discretion of the Board of Directors, a president, a treasurer, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 below. Any number of offices may be held by the same person.

Section 5.2          Appointment of Officers.

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 below, shall be appointed by the Board of Directors, subject to the rights (if any) of an officer under any contract of employment.

Section 5.3          Subordinate Officers.

The Board of Directors may appoint, or empower the chief executive officer or the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine.

Section 5.4          Removal and Resignation of Officers.

Subject to the rights (if any) of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom the power of removal is conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the corporation (including written notice by email, fax, or other facsimile or electronic transmission). Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights (if any) of the corporation under any contract to which the officer is a party.

Section 5.5          Vacancies in Offices.

Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

Section 5.6          Chief Executive Officer.

Subject to such supervisory powers (if any) as may be given by the Board of Directors to the chairperson of the Board of Directors (if any), the chief executive officer of the corporation (if such an officer is appointed) shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws.

The person serving as chief executive officer shall also be the acting president of the corporation whenever no other person is then serving in such capacity.

Section 5.7          President.

Subject to such supervisory powers (if any) as may be given by the Board of Directors to the chairperson of the Board of Directors (if any) or the chief executive officer, the president (if any) shall have general supervision, direction, and control of the business and other officers of the corporation. The president shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these bylaws.

The person serving as president shall also be the acting chief executive officer, secretary or treasurer of the corporation, as applicable, whenever no other person is then serving in such capacity.

Section 5.8          Vice Presidents.

In the absence or disability of the chief executive officer and president, the vice presidents (if any) in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these bylaws, the chief executive officer or the chairperson of the Board of Directors.

Section 5.9          Secretary.

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates (if any) evidencing such shares, and the number and date of cancellation of every certificate (if any) surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required to be given by law or by these bylaws. The secretary shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these bylaws.

Section 5.10         Chief Financial Officer.

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any member of the Board of Directors.

The chief financial officer shall render to the chief executive officer, the president, or the Board of Directors, upon request, an account of all transactions made as chief financial officer and of the financial condition of the corporation. The chief financial officer shall have the general powers and duties usually vested in the office of chief financial officer of a corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

The person serving as the chief financial officer shall also be the acting treasurer of the corporation whenever no other person is then serving in such capacity. Subject to such supervisory powers (if any) as may be given by the Board of Directors to another officer of the corporation, the chief financial officer shall supervise and direct the responsibilities of the treasurer whenever someone other than the chief financial officer is serving as treasurer of the corporation.

Section 5.11         Treasurer.

The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records with respect to all bank accounts, deposit accounts, cash management accounts and other investment accounts of the corporation. The books of account shall at all reasonable times be open to inspection by any member of the Board of Directors.

The treasurer shall deposit, or cause to be deposited, all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors and shall render to the chief financial officer, the chief executive officer, the president or the Board of Directors, upon request, an account of all transactions made as treasurer. The treasurer shall have the general powers and duties usually vested in the office of treasurer of a corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

The person serving as the treasurer shall also be the acting chief financial officer of the corporation whenever no other person is then serving in such capacity.

Section 5.12         Representation of Shares of Other Corporations.

The chairperson of the Board of Directors, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or assistant secretary of the corporation, or any other person authorized by the Board of Directors or the chief executive officer or the president or a vice president, is authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Section 5.13         Authority and Duties of Officers.

In addition to the foregoing authority and duties, all officers of the corporation shall have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board of Directors or the shareholders.

Article 6:
Indemnification of Directors and Officers

Section 6.1          Indemnification of Directors and Officers.

(a)       The corporation shall indemnify, defend, hold harmless and advance expenses to, to the fullest extent permitted by the Georgia Business Corporation Code, any director or officer (an “Indemnified Person”) who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal (a “Proceeding”) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, is or was serving in another Corporate Status (as defined below) against all expenses (including, but not limited to, attorneys’ fees and disbursements, court costs and expert witness fees) (collectively, “Expenses”), and against all judgments, fines, penalties and amounts paid in settlement (including any excise tax assessed with respect to an employee benefit plan) (collectively, “Liabilities”) that may be imposed upon or incurred by him or her in connection with or resulting from such Proceeding, if he or she acted in good faith and, in the case of conduct in his or her official capacity, in a manner he or she reasonably believed to be in the best interests of the corporation, and in all other cases, in a manner he or she reasonably believed to not be opposed to the best interests of the corporation, and with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.  “Corporate Status” describes the status of a person who is or was a director or officer of the corporation or an individual who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, entity, or other enterprise.

(b)      Notwithstanding any other provision of this Section 6.1, to the extent that an Indemnified Person is, by reason of his or her Corporate Status, a party to and is successful on the merits or otherwise in any Proceeding, the Indemnified Person shall be indemnified against Expenses imposed upon or incurred by him or her in connection with the Proceeding, regardless of whether the Indemnified Person has met the standards set forth in the Georgia Business Corporation Code or in this Section 6.1 and without any further action or determination by the Board of Directors of the corporation or otherwise.  If an Indemnified Person is not wholly successful in such Proceeding but is successful on the merits or otherwise as to one or more but less than all claims, issues or matters in such Proceeding, the corporation shall indemnify the Indemnified Person against all Expenses imposed upon or incurred by him or her in connection with each claim, issue or matter with respect to which the Indemnified Person was successful.  For the purposes of this Section 6.1 and without limiting the foregoing, (i) the termination of any claim, issue or matter in any such Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter, and (ii) a decision by any government, regulatory or self-regulatory authority, agency or body not to commence or pursue any investigation, civil or criminal enforcement matter or case or in any civil suit, shall be deemed to be a successful result as to such claim, issue or matter.  If an Indemnified Person is entitled under any provision of the Georgia Business Corporation Code or this Section 6.1 to indemnification by the corporation for some or a portion of the Expenses or Liabilities imposed upon or incurred by him or her in connection with the investigation, defense, appeal or settlement of a Proceeding covered by this Section 6.1, but is not entitled to indemnification for the total amount thereof, the corporation shall nevertheless indemnify the Indemnified Person for the portion of such Expenses and Liabilities imposed upon or incurred by him or her to which the Indemnified Person is entitled.

(c)         To the fullest extent permitted by law, any Indemnified Person who acts as a witness or other participant in any Proceeding, shall be indemnified by the corporation against all Expenses imposed upon or incurred by the Indemnified Person in connection therewith.

(d)      The corporation shall act in good faith and expeditiously take all actions necessary or appropriate to make available the indemnification, advancement of Expenses and other rights provided for Indemnified Persons in this Section 6.1 and shall expeditiously take all actions necessary or appropriate to remove any impediments or obstacles to such indemnification, advancement of Expenses and other rights.  To the extent any determination of entitlement to indemnification is required for purposes of the Georgia Business Corporation Code or this Section 6.1, at the request of the Indemnified Person, such determination shall be made by Special Legal Counsel (as defined below) proposed by the Indemnified Person and reasonably acceptable to the corporation.

If an Indemnified Person, pursuant to this Section 6.1, seeks a judicial adjudication of his or her rights under this Section 6.1, the Indemnified Person shall be entitled to recover from the corporation, and shall be indemnified by the corporation against, any and all Expenses actually and reasonably incurred by him of her in such judicial adjudication, but only if he or she prevails therein.  If it shall be determined in such judicial adjudication that the Indemnified Person is entitled to receive part but not all of the indemnification or advancement of expenses sought, the Expenses incurred by the Indemnified Person in connection with such judicial adjudication shall be appropriately prorated.

As used in this Section 6.1(d), “Special Legal Counsel” means an attorney with an active membership in good standing in the State Bar of Georgia who is experienced in matters of corporate law and neither he or she, nor his or her law firm, presently is, nor in the past five years has been, retained to represent: (i) the corporation or the Indemnified Person in any other matter material to either such party; or (ii) any other party to the Proceeding giving rise to a claim for indemnification, provided that the term “Special Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the corporation or the Indemnified Person in an action to determine the Indemnified Person’s rights under the Georgia Business Corporation Code or this Section 6.1.

(e)         Expenses imposed upon or incurred by an Indemnified Person in defending any Proceeding of the kind described in Section 6.1(a) hereof shall be paid by the corporation in advance of the final disposition of such Proceeding as set forth herein.  The corporation shall promptly pay the amount of such Expenses to the Indemnified Person, but in no event later than ten days following the Indemnified Person’s delivery to the corporation of a written request for an advance pursuant to this Section 6.1(e), together with a reasonable accounting of such expenses; provided, however, that the Indemnified Person shall furnish the corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in the Georgia Business Corporation Code or that the Proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation, as authorized by Section 14-2-202(b)(4) of the Georgia Business Corporation Code or any successor provision, and a written undertaking and agreement, executed personally or on his or her behalf, to repay to the corporation any advances made pursuant to this Section 6.1(g) if it shall be ultimately determined that the Indemnified Person is not entitled to be indemnified by the corporation for such amounts.  The corporation shall make the advances contemplated by this Section 6.1(e) regardless of the Indemnified Person’s financial ability to make repayment.  Any advances and undertakings to repay pursuant to this Section 6.1(e) shall be unsecured and interest-free.

(f)       Subject to any applicable limitation imposed by the Georgia Business Corporation Code or the Articles of Incorporation, the indemnification and advancement of expenses provided by or granted pursuant to this Section 6.1 shall not be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under applicable law or any bylaw, resolution or agreement, including as may be approved by the corporation’s shareholders.

(g)       Any amendment to this Section 6.1 that limits or otherwise adversely affects the right of indemnification, advancement of expenses, or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to Proceedings based on actions, events or omissions (collectively, “Post Amendment Events”) occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected.  Any Indemnified Person shall, as to any Proceeding based on actions, events or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses and other rights under this Section 6.1 to the same extent as if such provisions had continued as part of the Bylaws of the corporation without such amendment.  This Section 6.1(g) cannot be altered, amended or repealed in a manner effective as to any Indemnified Person (except as to Post Amendment Events) without the prior written consent of such Indemnified Person.

(h)         The indemnification and advancement of expenses provided by or granted pursuant to this Section 6.1 shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the spouse, heirs, devisees, executors, administrators and other legal representatives of such a person.

(i)         For purposes of this Section 6.1, the terms “the corporation” or “this corporation” shall include any corporation, joint venture, trust, partnership or unincorporated business association that is the successor to all or substantially all of the business or assets of this corporation, as a result of merger, consolidation, sale, liquidation or otherwise, and any such successor shall be liable to the persons indemnified under this Section 6.1 on the same terms and conditions and to the same extent as this corporation.

Section 6.2          Payment of Expenses in Advance.

Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in this Article 6.

Section 6.3          Indemnity Not Exclusive.

The indemnification provided by this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the articles of incorporation.

Section 6.4          Insurance.

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the Georgia Business Corporation Code.

Section 6.5          Conflicts.

No indemnification or advance shall be made under this Article 6, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(a)         That it would be inconsistent with a provision of the articles of incorporation, these bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)         That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Article 7:
Records and Reports

Section 7.1          Maintenance and Inspection of Records.

The corporation shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its shareholders listing their names and addresses and the number and class of shares held by each shareholder, a copy of these bylaws as amended to date, accounting books, and other records.

A complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of stock and showing the address of each such shareholder and the number of shares registered in each such shareholder’s name, shall be open to the examination of any such shareholder for a period of at least 10 days ending the day before the meeting date of the meeting of shareholders in the manner provided by law. This list shall presumptively determine the identity of the shareholders entitled to vote at such meeting of shareholders and the number of shares held by each of them.

If and so long as there are fewer than 100 holders of record of the corporation’s shares, any state law requirement to send an annual report to the shareholders of the corporation is hereby expressly waived, to the extent permitted.

Section 7.2          Inspection by Directors.

Any director shall have the right to examine the corporation’s stock ledger, a list of its shareholders, and its other books and records for a purpose reasonably related to such person’s position as a director. The Georgia Statewide Business Court is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Georgia Statewide Business Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Georgia Statewide Business Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Georgia Statewide Business Court may deem just and proper.

Article 8:
General Matters

Section 8.1          Checks.

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

Section 8.2          Execution of Corporate Contracts and Instruments.

The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 8.3          Stock Certificates and Notices; Uncertificated Stock; Partly Paid Shares.

The shares of stock of the corporation may be certificated or uncertificated, as provided under the Georgia Business Corporation Code, and will be entered in the books of the corporation and recorded as they are issued. Any duly appointed officer of the corporation is authorized to sign share certificates. Any or all of the signatures on any certificate may be a facsimile or electronic signature. If any officer, transfer agent or registrar who has signed or whose facsimile or electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Within a reasonable time after the issuance or transfer of uncertificated stock and upon the request of a shareholder, the corporation will send to the record owner thereof a written notice that sets forth the name of the corporation, that the corporation is organized under the laws of Georgia, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares, and any restrictions on the transfer or registration of such shares of stock imposed by the corporation’s articles of incorporation, these bylaws, any agreement among shareholders or any agreement between shareholders and the corporation.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate (if any) issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon will be stated. Upon the declaration of any dividend on fully paid shares, the corporation will declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

Section 8.4          Special Designation on Certificates and Notices of Issuance.

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights will be set forth in full or summarized on the face or back of the certificate that the corporation issues to represent such class or series of stock or the notice of issuance to the record owner of uncertificated stock; provided, however, that, except as otherwise provided in Section 14-2-627 of the Georgia Business Corporation Code, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation issues to represent such class or series of stock or the notice of issuance to the record owner of uncertificated stock, or the purchase agreement for such stock a statement that the corporation will furnish without charge to each shareholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 8.5          Lost Certificates.

Except as provided in this Section 8.5, no new certificates for shares will be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate for shares or notice of uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 8.6          Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Georgia Business Corporation Code govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Section 8.7          Dividends.

The Board of Directors, subject to any restrictions contained in (a) the Georgia Business Corporation Code or (b) the articles of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

The Board of Directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes may include, but not be limited to, equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

Section 8.8          Fiscal Year.

The fiscal year of the corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

Section 8.9          Transfer Restrictions.

Notwithstanding anything to the contrary, except as expressly permitted in this Section 8.9, a shareholder shall not Transfer (as such term is defined below) any shares of the corporation’s stock (or any rights of or interests in such shares) to any person unless such Transfer is approved by the Board of Directors prior to such Transfer, which approval may be granted or withheld in the Board of Directors’ sole and absolute discretion. “Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or suffrage of a lien or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale (as such term is defined below) or other disposition of such security (including transfer by testamentary or intestate succession, merger or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. “Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security, or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership. Any purported Transfer of any shares of the corporation’s stock effected in violation of this Section 8.9 shall be null and void and have no force or effect and the corporation shall not register any such purported Transfer.

Any shareholder seeking the approval of the Board of Directors of a Transfer of some or all of its shares shall give written notice thereof to the secretary of the corporation that includes: (a) the name of the shareholder; (b) the proposed transferee; (c) the number of shares proposed for Transfer; and (d) the purchase price (if any) of the shares proposed for Transfer. The corporation may require the shareholder to supplement its notice with such additional information as the corporation may request.

Certificates representing, and in the case of uncertificated shares, notices of issuance with respect to, shares of stock of the corporation will have impressed on, printed on, written on or otherwise affixed to them the following legend:

THE TRANSFER OF THE SECURITIES REFERENCED HEREIN IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN THE COMPANY’S AMENDED AND RESTATED BYLAWS, COPIES OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS. THE COMPANY SHALL NOT REGISTER OR OTHERWISE RECOGNIZE OR GIVE EFFECT TO ANY PURPORTED TRANSFER OF SECURITIES THAT DOES NOT COMPLY WITH SUCH TRANSFER RESTRICTIONS.

The corporation shall take all such actions as are practicable to cause the certificates representing, and notices of issuance with respect to, shares that are subject to the restrictions on transfer set forth in this Section 8.9 to contain the foregoing legend.

Section 8.10        Transfer of Stock.

Upon receipt by the corporation or the transfer agent of the corporation of proper transfer instructions from the record holder of uncertificated shares or upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the corporation shall, or shall cause the transfer agent of the corporation to, issue a new certificate or, in the case of uncertificated securities and upon request, a notice of issuance of shares, to the person entitled thereto, cancel the old certificate (if any) and record the transaction in its books.

Section 8.11        Stock Transfer Agreements.

The corporation has the power to enter into and perform any agreement with any number of shareholders of any one or more classes of stock of the corporation to restrict the transfer of shares of any one or more classes of stock of the corporation owned by such shareholders in any manner not prohibited by the Georgia Business Corporation Code.

Section 8.12        Shareholders of Record.

The corporation is entitled to recognize the exclusive right of a person recorded on its books as the owner of shares to receive dividends and to vote as such owner, is entitled to hold liable for calls and assessments the person recorded on its books as the owner of shares, and is not bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it has express or other notice thereof, except as otherwise provided by the laws of Georgia.

Section 8.13        Facsimile or Electronic Signature.

In addition to the provisions for use of facsimile or electronic signatures elsewhere specifically authorized in these bylaws, facsimile or electronic signatures of any shareholder, director or officer of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Article 9:
Amendments

The bylaws of the corporation may be adopted, amended or repealed by the shareholders entitled to vote; provided, however, that the corporation may, in its articles of incorporation, confer the power to adopt, amend or repeal bylaws upon the Board of Directors. The fact that such power has been so conferred upon the Board of Directors does not divest the shareholders of the power, nor limit their power, to adopt, amend or repeal bylaws.